INDEPENDENT
BANK CORP.

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

INDEPENDENT BANK CORP. ANNOUNCES
THE REDEMPTION OF THE TRUST PREFERRED SECURITIES OF
INDEPENDENT CAPITAL TRUST IV

Rockland, Massachusetts (March 16, 2007). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced the issuance of a notice that all of the outstanding 8.375% Cumulative Trust Preferred Securities of Independent Capital Trust IV (NASDAQ: INBDM) will be redeemed on April 30, 2007 at a liquidation amount of $25 per Preferred Security, together with accumulated and unpaid distributions through the redemption date.

Any questions regarding the redemption should be directed to The Bank of New York at 1-800-254-2826.

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.8 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.